Exhibit 23.5

           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2004 (except Note 12 as to which the date is March 30, 2004) with respect to the financial statements of Brookdale Living Communities, Inc. included in the Registration Statement (Form S-11 No. 333-120206) and related Prospectus of Provident Senior Living Trust (the "Company") for the registration of 29,266,667 common shares of beneficial interest of the Company.



                                          /s/ Ernst & Young LLP

Chicago, Illinois
January 14, 2005